Exhibit 1.01
WOLFSPEED, INC.
CONFLICT MINERALS REPORT
For the Reporting Period January 1, 2025 to December 31, 2025

1.    Introduction
This Conflict Minerals Report (“CMR” or "Report") for Wolfspeed, Inc. (“Wolfspeed,” the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2025 through December 31, 2025.
Rule 13p-1 requires publicly traded companies to conduct a reasonable country of origin inquiry (“RCOI”) and, where applicable, exercise due diligence regarding the source and chain of custody of certain minerals defined as “conflict minerals,” specifically tantalum, tin, tungsten, and gold (“3TG”), that are necessary to the functionality or production of products manufactured or contracted to be manufactured by such companies.
The Securities and Exchange Commission (“SEC”) adopted the rule to promote greater transparency regarding the sourcing of conflict minerals originating from the Democratic Republic of the Congo (“DRC”) and adjoining countries (“Covered Countries”).
Wolfspeed maintains a responsible sourcing program designed to support supply chain transparency and alignment with internationally recognized due diligence frameworks, including the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and related supplements.
Certain statements contained in this Report may constitute forward-looking statements within the meaning of the federal securities laws. Words such as “expects,” “intends,” “believes,” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Wolfspeed undertakes no obligation to update any forward-looking statements contained in this Report, except as required by applicable law.
2.    Company Overview
Wolfspeed is a global leader in silicon carbide semiconductor technology, producing advanced semiconductor materials and power devices used in electric vehicles, renewable energy systems, industrial applications, and other high-performance technologies.
In 2025, Wolfspeed experienced an organizational and financial transformation, which included changes in leadership, operational restructuring efforts, and a Chapter 11 reorganization process, culminating in its emergence later in the year.
Throughout the reporting period, Wolfspeed continued implementation of its responsible sourcing and conflict minerals compliance program and conducted supply chain due diligence and supplier engagement activities aligned with internationally recognized standards and industry expectations.

3.    Scope of Products Covered
Wolfspeed performed a product and component-level assessment to evaluate the presence and necessity of conflict minerals within its product portfolio during the reporting period.
Based on this assessment, Wolfspeed determined that gold, tantalum, and tin were necessary to the functionality or production of certain products manufactured or contracted to be manufactured by the Company. These minerals are primarily associated with semiconductor packaging, assembly, and interconnection applications used in certain power device and power module product categories.
Wolfspeed’s Materials products were determined not to contain necessary conflict minerals during the reporting period. In addition, tungsten was found not to be necessary to the functionality or production of Wolfspeed products during the reporting period.
Table 1 below outlines Wolfspeed’s products.
Table 1
Product Category Applicability Overview

Product Category	Conflict Minerals Present	Primary 3TG Minerals Identified
Materials	No	None
Power	Yes	Gold, Tantalum, Tin
The scope determination process included review of product composition information, engineering material data, supplier information, and procurement records to identify products and components potentially containing necessary conflict minerals.

4.    Reasonable Country of Origin Inquiry
Wolfspeed conducted a RCOI in good faith to determine whether necessary conflict minerals in its products may have originated in Covered Countries or were derived from recycled or scrap sources.
Wolfspeed’s scoping process included review of supplier, procurement, and engineering data to identify suppliers potentially providing components or materials containing necessary conflict minerals incorporated into products manufactured or contracted to be manufactured during the reporting period. Suppliers determined to be outside the scope of the RCOI, including service providers, equipment vendors, and indirect material suppliers, were excluded from the survey population.
Wolfspeed utilized a third-party conflict minerals compliance service provider (“CSP”) to support supplier engagement, data collection, response tracking, and data validation activities using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Suppliers were provided access to training and reporting resources, and follow-up communications were conducted as necessary to support response completion and data quality.
Wolfspeed identified and surveyed thirty-seven in-scope suppliers for the reporting period. All thirty-seven suppliers provided complete CMRT submissions, resulting in a 100% supplier response rate.
Supplier declaration scope included:
•15 Company-Level declarations,
•9 User-Defined declarations, and
•13 Product-Level declarations.

Wolfspeed and the CSP reviewed supplier responses for completeness, internal consistency, plausibility, and alignment with reporting expectations, including validation of reported smelters and refiners (“SORs”) against Responsible Minerals Assurance Process (“RMAP”) conformant and active SORs lists maintained by the RMI.
Based on the results of the RCOI, Wolfspeed had reason to believe that certain necessary conflict minerals may have originated in Covered Countries and therefore conducted due diligence regarding the source and chain of custody of those minerals.
5.    Design of Due Diligence

Wolfspeed designed its due diligence measures to conform, in all material respects, with the OECD Guidance and related supplements, consistent with its position as a downstream purchaser. The Company’s due diligence program is designed to identify, assess, and respond to supply chain risks through supplier engagement, collection and evaluation of supplier provided information, assessment of smelter and refiner data, and ongoing risk management activities.
Wolfspeed applied a risk-based approach to supply chain due diligence, focusing enhanced review and supplier engagement activities on identified areas of elevated sourcing or reporting risk.
Wolfspeed actively participates in industry initiatives through its membership in RMI and utilizes industry-standard tools and resources developed by the RMI, including CMRT and RMAP, to support supply chain due diligence activities and encourage sourcing from conformant SORs.
Summarized below are the design components of our program as they relate to the five-step framework from the OECD Guidance.
6.    Due Diligence Measures Performed

Step 1 – Establish Strong Company Management Systems

Wolfspeed’s responsible minerals program is supported by its Responsible Minerals Sourcing Policy and Supplier Code of Conduct, which communicate the Company’s expectations regarding responsible sourcing, ethical business practices, supply chain transparency, and compliance with applicable standards and regulatory requirements. Wolfspeed’s Responsible Minerals Sourcing Policy and Supplier Code of Conduct are publicly available on the Company’s website.
Wolfspeed expects in-scope suppliers to maintain responsible minerals sourcing policies, due diligence processes, and management systems designed to support supply chain transparency and responsible sourcing practices.
Wolfspeed maintains a formal responsible minerals program supported by cross-functional governance across Compliance, Legal, Procurement, Supply Chain, and other relevant departments. The program includes supplier communication protocols, escalation procedures, internal oversight mechanisms, and management processes designed to support responsible sourcing objectives and ongoing due diligence activities.
Wolfspeed’s responsible minerals program is integrated into broader supply chain compliance and governance processes and is periodically reviewed to support ongoing alignment with regulatory requirements, customer expectations, and evolving industry standards.

Significant program findings and risk considerations may be escalated through Wolfspeed’s internal compliance and management processes, as appropriate.
Wolfspeed maintains records associated with its conflict minerals due diligence program in accordance with applicable record retention practices.
Step 2 – Identify and Assess Risk in the Supply Chain

Supplier CMRT submissions were evaluated for completeness, internal consistency, plausibility, and conformance with reporting expectations. Wolfspeed evaluated reported SORs information, including conformance status and geographic sourcing indicators, to identify potential supply chain risks.
Wolfspeed periodically reviews updates to smelter and refiner conformance status and supplier disclosures throughout the reporting cycle as part of its ongoing risk assessment activities.
The Company identified 165 unique smelters and refiners associated with the reported supply chain during the reporting period. Table 2 below shows the smelter summary.
Table 2
Smelter and Refiner Summary

Mineral	Reported SORs	Conformant	Active	Non-Conformant/Other
Gold	90	90	0	0
Tantalum	26	26	0	0
Tin	49	46	2	1

“Conformant” refers to SORs validated through RMAP or equivalent recognized third-party audit programs.
“Active” refers to SORs that were participating in a recognized third-party audit process but had not yet achieved conformant status at the time of assessment.
Of the forty-nine reported tin SORs, forty-six were conformant and two were designated as active participants in recognized third-party audit programs at the time of assessment. One reported tin smelter was removed from the conformant list during the reporting period after having maintained conformant status for a substantial portion of 2025. Wolfspeed monitored this status change and conducted additional review and supplier engagement activities consistent with its risk-based due diligence approach.
A list of SORs identified through Wolfspeed’s due diligence process is included in Appendix A in this Report.
Step 3 – Design and Implement a Strategy to Respond to Identified Risks

Where SORs were identified as non-conformant or not progressing toward conformance, Wolfspeed engaged suppliers through Procurement and Compliance functions to encourage transition toward conformant sourcing and support corrective action efforts where appropriate.
Where appropriate, Wolfspeed may request additional due diligence information, corrective action measures, or risk mitigation activities from suppliers associated with identified sourcing concerns.

Wolfspeed and its CSP may conduct outreach activities with suppliers and, where appropriate, encourage engagement with smelters and refiners to support participation in recognized third-party audit programs, including RMAP.
Wolfspeed may evaluate supplier responsiveness, corrective action progress, and risk mitigation efforts as part of its ongoing supplier engagement and sourcing activities.
During 2025, Wolfspeed continued its initiative to encourage in-scope suppliers to support a conformant supply chain consistent with the Company’s Responsible Minerals Sourcing Policy and industry standards. Suppliers reporting SORs that were not conformant or not actively participating in recognized audit programs were subject to additional review and engagement activities.
Step 4 – Carry Out Independent Third-party Audit of Smelter/Refiner’s Due Diligence Practices
Wolfspeed is a downstream purchaser of materials and does not have direct contractual relationships with SORs. Accordingly, Wolfspeed relies on supplier representations and industry-developed reporting and audit programs, including RMAP, to evaluate smelter and refiner due diligence practices.
As a member of the RMI, Wolfspeed has access to industry-developed resources and information regarding smelter and refiner status and country of origin data. Wolfspeed believes that reliance on RMAP audits and other recognized third-party audit programs is reasonable and appropriate given the Company’s position within the supply chain.
Because Wolfspeed is a downstream purchaser and does not directly source from mines, smelters, or refiners, its due diligence measures provide reasonable, but not absolute, assurance regarding the source and chain of custody of necessary conflict minerals contained in its products.
Wolfspeed supports industry efforts intended to increase participation in recognized third-party audit programs and strengthen responsible sourcing practices across global supply chains.
Wolfspeed does not perform direct audits of SORs.
Step 5 – Report on Supply Chain Due Diligence

This report constitutes Wolfspeed’s annual disclosure regarding its conflict minerals due diligence activities for the reporting period January 1, 2025 through December 31, 2025.
Wolfspeed recognizes that responsible sourcing and supply chain due diligence are ongoing processes that require continued engagement with suppliers, industry organizations, and other stakeholders to improve supply chain transparency and support responsible sourcing practices.
Through its due diligence program, Wolfspeed seeks to promote supply chain visibility, encourage sourcing from conformant SORs, and support alignment with internationally recognized responsible sourcing standards and evolving stakeholder expectations.
Wolfspeed also supports broader industry efforts intended to strengthen responsible minerals sourcing practices and improve supply chain due diligence capabilities across global supply chains.
7.    Countries of Origin

Based on supplier responses, smelters and refiners associated with Wolfspeed’s supply chain may source or operate in multiple countries, including:
Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Congo, Czechia, Estonia, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Rwanda, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United States, and Uzbekistan.
Due to the indirect nature of Wolfspeed’s supply chain, the Company does not typically have a direct relationship with smelters or refiners and cannot determine the precise mine or location of origin for all conflict minerals contained in its products.
8. Steps to Mitigate Risk
Wolfspeed intends to further enhance its responsible minerals due diligence and risk mitigation activities through ongoing supplier engagement, industry collaboration, and monitoring processes.
The Company expects to promote sourcing from SORs participating in recognized third-party audit programs, including RMAP, while encouraging suppliers to improve reporting specificity and supply chain transparency.
Wolfspeed evaluates supplier responses, monitors smelter and refiner conformance status, and conducts follow-up activities with suppliers associated with identified sourcing risks, incomplete reporting, or non-compliant SORs as part of its ongoing risk mitigation efforts.
Where appropriate, Wolfspeed may request additional due diligence information, corrective action measures, or other risk mitigation activities from suppliers associated with identified sourcing issues.
The Company will maintain its collaboration with suppliers, industry organizations, and other stakeholders to promote responsible sourcing practices and facilitate ongoing improvements in supply chain due diligence processes.
9.    Limitations
Conflict minerals supply chain data is obtained from third-party supplier reporting and industry sources and is subject to inherent limitations, including incomplete information, evolving supply chains, and varying levels of supplier visibility.
Because Wolfspeed is a downstream purchaser and does not directly source from mines, smelters, or refiners, its due diligence measures provide reasonable, but not absolute assurance regarding the source and chain of custody of necessary conflict minerals contained in its products.
Accordingly, Wolfspeed cannot guarantee that all conflict minerals associated with its products are conflict-free.

Appendix A – Smelters and refiners Identified in Supply Chain

SOR Name	Metal	Country	RMAP Status
Abington Reldan Metals, LLC	Au	United States of America	Conformant
Advanced Chemical Company	Au	United States of America	Conformant
Agosi AG	Au	Germany	Conformant
Aida Chemical Industries Co., Ltd.	Au	Japan	Conformant
Almalyk Mining and Metallurgical Complex (AMMC)	Au	Uzbekistan	Conformant
AngloGold Ashanti Corrego do Sitio Mineracao	Au	Brazil	Conformant
Argor-Heraeus S.A.	Au	Switzerland	Conformant
ASAHI METALFINE, Inc.	Au	Japan	Conformant
Asahi Refining Canada Ltd.	Au	Canada	Conformant
Asahi Refining USA Inc.	Au	United States of America	Conformant
Asaka Riken Co., Ltd.	Au	Japan	Conformant
Aurubis AG, Hamburg	Au	Germany	Conformant
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Au	Philippines	Conformant
Boliden Mineral AB (Ronnskar)	Au	Sweden	Conformant
C. Hafner GmbH + Co. KG	Au	Germany	Conformant
Chimet S.p.A.	Au	Italy	Conformant
Chugai Mining	Au	Japan	Conformant
Coimpa Industrial LTDA	Au	Brazil	Conformant
Dowa	Au	Japan	Conformant
DSC (Do Sung Corporation)	Au	Korea, Republic of	Conformant
Eco-System Recycling Co., Ltd. East Plant	Au	Japan	Conformant
Eco-System Recycling Co., Ltd. North Plant	Au	Japan	Conformant
Eco-System Recycling Co., Ltd. West Plant	Au	Japan	Conformant
Elite Industech Co., Ltd.	Au	Taiwan, Province of China	Conformant
Glencore Canada Corporation - CCR Refinery	Au	Canada	Conformant
Gold by Gold Colombia	Au	Colombia	Conformant
Gold Corporation - The Perth Mint	Au	Australia	Conformant
Heimerle + Meule GmbH	Au	Germany	Conformant
Heraeus Germany GmbH Co. KG	Au	Germany	Conformant
Heraeus Metals Hong Kong Ltd.	Au	Hong Kong	Conformant
Impala Platinum - Platinum Metals Refinery (PMR)	Au	South Africa	Conformant
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Au	China	Conformant
Ishifuku Metal Industry Co., Ltd.	Au	Japan	Conformant
Istanbul Gold Refinery	Au	Turkey	Conformant
Italpreziosi	Au	Italy	Conformant
Japan Mint	Au	Japan	Conformant
Jiangxi Copper Co., Ltd.	Au	China	Conformant
JX Advanced Metals Corporation	Au	Japan	Conformant
Kazzinc Ltd	Au	Kazakhstan	Conformant
Kennecott Utah Copper LLC	Au	United States of America	Conformant
KGHM Polska Miedz Spolka Akcyjna	Au	Poland	Conformant
Kojima Chemicals Co., Ltd.	Au	Japan	Conformant
Korea Zinc Co., Ltd.	Au	Korea, Republic of	Conformant
LS MnM Inc.	Au	Korea, Republic of	Conformant

SOR Name	Metal	Country	RMAP Status
LT Metal Ltd.	Au	Korea, Republic of	Conformant
Materion	Au	United States of America	Conformant
Matsuda Sangyo Co., Ltd.	Au	Japan	Conformant
Metal Concentrators SA (Pty) Ltd.	Au	South Africa	Conformant
Metalor Technologies (Hong Kong) Ltd.	Au	China	Conformant
Metalor Technologies (Singapore) Pte., Ltd.	Au	Singapore	Conformant
Metalor Technologies (Suzhou) Ltd.	Au	China	Conformant
Metalor Technologies S.A.	Au	Switzerland	Conformant
Metalor USA Refining Corporation	Au	United States of America	Conformant
Metalurgica Met-Mex Penoles S.A. De C.V.	Au	Mexico	Conformant
Mitsubishi Materials Corporation	Au	Japan	Conformant
Mitsui Mining and Smelting Co., Ltd.	Au	Japan	Conformant
MKS PAMP SA	Au	Switzerland	Conformant
MMTC-PAMP India Pvt., Ltd.	Au	India	Conformant
Nadir Metal Rafineri San. Ve Tic. A.S.	Au	Turkey	Conformant
Navoi Mining and Metallurgical Combinat	Au	Uzbekistan	Conformant
NH Recytech Company	Au	Korea, Republic of	Conformant
Nihon Material Co., Ltd.	Au	Japan	Conformant
Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	Au	Austria	Conformant
Ohura Precious Metal Industry Co., Ltd.	Au	Japan	Conformant
Planta Recuperadora de Metales SpA	Au	Chile	Conformant
PT Aneka Tambang (Persero) Tbk	Au	Indonesia	Conformant
PX Precinox S.A.	Au	Switzerland	Conformant
Rand Refinery (Pty) Ltd.	Au	South Africa	Conformant
REMONDIS PMR B.V.	Au	Netherlands	Conformant
Royal Canadian Mint	Au	Canada	Conformant
SAFINA A.S.	Au	Czechia	Conformant
SEMPSA Joyeria Plateria S.A.	Au	Spain	Conformant
Shandong Gold Smelting Co., Ltd.	Au	China	Conformant
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Au	China	Conformant
Sichuan Tianze Precious Metals Co., Ltd.	Au	China	Conformant
Solar Applied Materials Technology Corp.	Au	Taiwan, Province of China	Conformant
Sumitomo Metal Mining Co., Ltd.	Au	Japan	Conformant
SungEel HiMetal Co., Ltd.	Au	Korea, Republic of	Conformant
T.C.A S.p.A	Au	Italy	Conformant
Tanaka Kikinzoku Kogyo K.K.	Au	Japan	Conformant
Tokuriki Honten Co., Ltd.	Au	Japan	Conformant
TOO Tau-Ken-Altyn	Au	Kazakhstan	Conformant
Umicore S.A. Business Unit Precious Metals Refining	Au	Belgium	Conformant
United Precious Metal Refining, Inc.	Au	United States of America	Conformant
Valcambi S.A.	Au	Switzerland	Conformant
WIELAND Edelmetalle GmbH	Au	Germany	Conformant
Yamakin Co., Ltd.	Au	Japan	Conformant
Yokohama Metal Co., Ltd.	Au	Japan	Conformant
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Au	China	Conformant

SOR Name	Metal	Country	RMAP Status
Zijin Mining Group Gold Smelting Co. Ltd.	Au	China	Conformant
AMG Brasil	Ta	Brazil	Conformant
D Block Metals, LLC	Ta	United States of America	Conformant
F&X Electro-Materials Ltd.	Ta	China	Conformant
FIR Metals & Resource Ltd.	Ta	China	Conformant
Global Advanced Metals Aizu	Ta	Japan	Conformant
Global Advanced Metals Boyertown	Ta	United States of America	Conformant
Hengyang King Xing Lifeng New Materials Co., Ltd.	Ta	China	Conformant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Ta	China	Conformant
Jiujiang Tanbre Co., Ltd.	Ta	China	Conformant
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Ta	China	Conformant
Materion Newton Inc.	Ta	United States of America	Conformant
Metallurgical Products India Pvt., Ltd.	Ta	India	Conformant
Mineracao Taboca S.A.	Ta	Brazil	Conformant
Mitsui Kinzoku Company, Limited	Ta	Japan	Conformant
Ningxia Orient Tantalum Industry Co., Ltd.	Ta	China	Conformant
NPM Silmet OU	Ta	Estonia	Conformant
Resind Industria e Comercio Ltda.	Ta	Brazil	Conformant
Taki Chemical Co., Ltd.	Ta	Japan	Conformant
TANIOBIS Co., Ltd.	Ta	Thailand	Conformant
TANIOBIS GmbH	Ta	Germany	Conformant
TANIOBIS Japan Co., Ltd.	Ta	Japan	Conformant
TANIOBIS Smelting GmbH & Co. KG	Ta	Germany	Conformant
Telex Metals	Ta	United States of America	Conformant
Ulba Metallurgical Plant JSC	Ta	Kazakhstan	Conformant
XIMEI RESOURCES (GUANGDONG) LIMITED	Ta	China	Conformant
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Ta	China	Conformant
Alpha Assembly Solutions Inc	Sn	United States of America	Conformant
Aurubis Beerse	Sn	Belgium	Conformant
Aurubis Berango	Sn	Spain	Conformant
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Sn	China	Conformant
China Tin Group Co., Ltd.	Sn	China	Conformant
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Sn	Brazil	On CFSP Active List
CRM Synergies EMEA, S.L.U.	Sn	Spain	Conformant
CV Ayi Jaya	Sn	Indonesia	Conformant
Dowa	Sn	Japan	Conformant
Empresa Metallurgica Vinto	Sn	Bolivia (Plurinational State of)	Conformant
Estanho de Rondonia S.A.	Sn	Brazil	Conformant
Fabrica Auricchio Industria e Comercio Ltda.	Sn	Brazil	Conformant
Fenix Metals	Sn	Poland	Conformant
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Sn	China	Conformant
Guangdong Hanhe Non-ferrous Metal Limited Company	Sn	China	Conformant
Jiangxi New Nanshan Technology Ltd.	Sn	China	On CFSP Active List
Luna Smelter, Ltd.	Sn	Rwanda	Conformant
Magnu's Minerais Metais e Ligas Ltda.	Sn	Brazil	Conformant

SOR Name	Metal	Country	RMAP Status
Malaysia Smelting Corporation Berhad (Port Klang)	Sn	Malaysia	Conformant
Metallic Resources, Inc.	Sn	United States of America	Conformant
Mineracao Taboca S.A.	Sn	Brazil	Conformant
Mining Minerals Resources SARL	Sn	Congo, Democratic Republic of the	Conformant
Minsur	Sn	Peru	Conformant
Mitsubishi Materials Corporation	Sn	Japan	Conformant
O.M. Manufacturing (Thailand) Co., Ltd.	Sn	Thailand	Conformant
O.M. Manufacturing Philippines, Inc.	Sn	Philippines	Conformant
Operaciones Metalurgicas S.A.	Sn	Bolivia (Plurinational State of)	Conformant
PT ATD Makmur Mandiri Jaya	Sn	Indonesia	Conformant
PT Bangka Prima Tin	Sn	Indonesia	Conformant
PT Cipta Persada Mulia	Sn	Indonesia	Conformant
PT Mitra Stania Prima	Sn	Indonesia	Conformant
PT Mitra Sukses Globalindo	Sn	Indonesia	Conformant
PT Premium Tin Indonesia	Sn	Indonesia	Conformant
PT Prima Timah Utama	Sn	Indonesia	Conformant
PT Putera Sarana Shakti (PT PSS)	Sn	Indonesia	Conformant
PT Rajehan Ariq	Sn	Indonesia	Conformant
PT Timah Tbk Kundur	Sn	Indonesia	Conformant
PT Timah Tbk Mentok	Sn	Indonesia	Conformant
Resind Industria e Comercio Ltda.	Sn	Brazil	Conformant
Rui Da Hung	Sn	Taiwan, Province of China	Conformant
Super Ligas	Sn	Brazil	Conformant
Takehara PVD Materials Plant / PVD Materials Division of Mitsui Mining Smelting	Sn	Japan	Conformant
Thaisarco	Sn	Thailand	Conformant
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Sn	China	Conformant
Tin Technology & Refining	Sn	United States of America	Conformant
White Solder Metalurgia e Mineracao Ltda.	Sn	Brazil	Conformant
Woodcross Smelting Company Limited	Sn	Uganda	Conformant
Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	Sn	China	Non-Conformant
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Sn	China	Conformant
* Removed from RMAP Conformant List during the reporting period.

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